UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]   Preliminary Information Statement

[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ]   Definitive Information Statement

Worldwide Manufacturing USA, Inc.

 (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]  No fee required

[  ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.

Title of each class of securities to which transaction applies:

_________________________________________________________________

2.

Aggregate number of securities to which transaction applies:

_________________________________________________________________

3.

Per unit price or other underlying value of transaction computed pursuant to Exchange

            Act Rule 0-11

_________________________________________________________________

4.

Proposed maximum aggregate value of transaction

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5.

Total fee paid:

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[  ]

Fee paid previously with preliminary materials

[  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Worldwide Manufacturing USA, Inc.

1142 Cherry Ave.

San Bruno, California  94066

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Holders of the Voting Stock:

The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting power of Worldwide Manufacturing USA, Inc. have given their written consent to a resolution adopted by the Board of Directors to amend the Articles of Incorporation to change the name of the company to “Worldwide Energy and Manufacturing USA, Inc."  We anticipate that this Information Statement will be mailed on approximately January 14, 2008, to shareholders of record at January 4, 2008. On or after approximately February 3, 2008, the amendment to the Articles of Incorporation will be filed with the Colorado Secretary of State and will become effective at that time.

Our Articles permit the holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Worldwide Manufacturing USA, Inc. will not hold a meeting of its shareholders to consider or vote upon the amendment to its Articles of Incorporation.

Sincerely,

/s/ Jimmy Wang

President, Worldwide Manufacturing USA, Inc.

Date: January 4, 2008